UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

GUSHEN INC.

(Exact name of registrant as specified in its charter)

Date: July 6, 2015

Nevada	7370	47-3413138
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Room 1203, 12/F, HIP Kwan Commercial Building,

38 Pitt Street, Yau Ma Tei, Kowloon, Hong Kong

Telephone: (852) 2155-0335

Fax: (852) 2155-0336

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

ETN SERVICES, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: teakwood5@cox.net

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	4,130,000	$0.80	$3,304,000	$383.92

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

IMPORTANT NOTE: THROUGHOUT THIS DOCUMENT IT SHOULD BE NOTED THAT NAMES OF BOTH SHARHOLDERS AND OR OFFICERS/ DIRECTORS MAY BE WRITTEN IN THE FORM OF SURNAME FOLLOWED BY FIRST NAME.

PRELIMINARY PROSPECTUS

GUSHEN, INC.

4,130,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Gushen, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, it should be noted that our company is currently a shell company. We are not however, a blank check company and have no plans or intentions to engage in a business combination following this offering.

In this public offering we, “Gushen, Inc.” are offering 2,000,000 shares of our common stock and our selling shareholders are offering 2,130,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders.  Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, and Chief Financial Officer Huang Pin Lung. Mr. Huang is deemed to be an underwriter of this offering. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. Mr. Huang will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.80 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. Assuming all of the 2,000,000 shares being offered by the Company are sold, the Company will receive $1,600,000 in gross proceeds. Assuming 1,500,000 shares (75%) being offered by the Company are sold, the Company will receive $1,200,000 in net proceeds. Assuming 1,000,000 shares (50%) being offered by the Company are sold, the Company will receive $800,000 in net proceeds. Assuming 500,000 shares (25%) being offered by the Company are sold, the Company will receive $400,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated May 18, 2015, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

*Huang Pin Lung will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Huang’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Huang’s shares, they will be sold at a fixed price of $0.80 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, including Mr. Huang, may sell their shares at prevailing market prices or at privately negotiated prices.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $25,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock of Gushen, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is July 6, 2015

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Gushen,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Gushen, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending April 30. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

Gushen, Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on March 9, 2015.

Gushen is a developmental stage company that intends to provide managerial and IT support to start-ups as well as SME (small and medium enterprises) to assist them in their early stages of operations as they expand and grow their own company.

The Company’s executive offices are located at Room 1203, 12/F, HIP Kwan Commercial Building,38 Pitt Street, Yau Ma Tei, Kowloon, Hong Kong.

On April 27, 2015 we “Gushen, Inc.” purchased 100% of the common stock of what is now our wholly owned subsidiary, Gushen Holding, Limited. The consideration that we paid was in the amount of $1.00. Gushen Holding, Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

Our activities have been limited to developing our business and financial plans.

We believe we need to raise $1,600,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 2,000,000 shares of our common stock and intend to use the proceeds from this offering to carry out our business plan. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $25,000.00, are being paid for by the Company. The maximum proceeds to us from this offering ($1,600,000) will satisfy our basic subsistence level, cash requirements for up to twelve months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility. 75% of the possible proceeds from the offering by the company ($1,200,000) will satisfy our basic, subsistence level cash requirements for up to nine months, while 50% of the proceeds ($800,000) will sustain us for up to 6 months, and 25% of the proceeds ($400,000) will sustain us for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to carry our current business plan.

In their audit report dated May 18, 2015, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our President, and Chief Executive Officer Huang Pin Lung may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be adversely effected and may have to curtail operations or continue operations at a limited level that is financially suitable for the Company.

Special Note: Our company, executive team, directors, company promoters and their affiliates, do not intend to, once we are reporting, to use our Company as a vehicle for a private company to become a reporting company. Currently, we are defined as a shell Company however, we are not in fact a blank check shell Company as we have a definitive business plan, and plan of operations. Currently, we have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. It should be noted that in the future we may make acquisitions on our own behalf however, we have no definitive plans to do so at this time.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 28,930,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 4,130,000 shares. These shares represent 2,000,000 additional shares of common stock to be issued by us and 2,130,000 shares of common stock by our selling stockholders. We may endeavor to sell all 2,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.80 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.80 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Huang will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Huang will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Huang’s shares, they will be sold at a fixed price of $0.80 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, including Mr. Huang, may sell their shares at prevailing market prices or at privately negotiated prices.

*Mr. Huang will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Huang’s interest in selling shares for his own account and in selling shares on the Company’s behalf.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

2,000,000 shares of common stock, at a fixed price of $0.80 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	2,130,000 shares of common stock, at a fixed price of $0.80 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason, terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.80 for the duration of this Offering. The selling shareholders however, if at such time it occurs that our shares are quoted on the OTC Marketplace may sell their shares at prevailing market prices or in privately negotiated transactions.

Number of shares of common stock outstanding before the offering of common stock	28,930,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	30,930,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.80.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.80 per share for the duration of the offering. If at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions.

Use of Proceeds	We intend to use the gross proceeds to carry out our physical business activities pursuant to our business plan.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 4,130,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Huang Pin Lung will sell the 2,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $25,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued viability of our IT support services.

Our industry is categorized by rapid technological progression and ever increasing innovation. While we believe ourselves to have the competency to aid our clients in all aspects of IT support we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected and in the worst possible scenario we may have to cease operations altogether if we do not adapt to the constant changes that occur in the way business is conducted.

Our primary operation is located in Hong Kong, and because the rights of shareholders under Hong Kong law differ from those under U.S. law, you may have difficulty protecting your shareholder rights.

We conduct all of our business operations through our operating entity in Hong Kong, whose corporate affairs are governed by its Articles of Incorporation and by the laws governing corporations incorporated in Hong Kong. The rights of shareholders and the responsibilities of management and the members of the board of directors under Hong Kong law are different from those applicable to a corporation incorporated in the United States. For example, directors and controlling shareholders of Hong Kong companies do not owe fiduciary duties to minority shareholders. With respect to a limited liability company or a company limited by shares, directors, rather than management, are responsible to manage the company and subject to the duty of loyalty and duty of care. However, in case of personal gains resulted from violation by the directors of their duties under the preceding sentence, the shareholders may, within a year of such gains and through their resolutions, treat such gains as company’s gains, and the directors shall not be held liable any more under such circumstances. The management shall conduct business of the company in strict compliance with its rights and authorization as set forth in the related corporate charter documents as well as employment contracts. Therefore, public shareholders of Hong Kong companies may have more difficulty in protecting their interest in connection with actions taken by management or members of the board of directors than they would as public shareholders of a U.S. corporation.

U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident directors and senior officers.

All of our directors and senior officers are non-residents of the United States. Consequently, it may be difficult for investors to effect service of process on any of them in the United States and to enforce judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets are located in Hong Kong it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

If we fail to attract and retain highly skilled IT professionals, we may not have the necessary resources to properly staff projects, and failure to successfully compete for such IT professionals could materially adversely affect our ability to provide high quality services to our clients.

Our success depends largely on the contributions of our IT professionals and our ability to attract and retain qualified IT professionals. Competition for IT professionals in the markets in which we operate can be intense and, accordingly, we may not be able to retain or hire all of the IT professionals necessary to meet our ongoing and future business needs. Any reductions in headcount for economic or business reasons, however temporary, could negatively affect our reputation as an employer and our ability to hire IT professionals to meet our business requirements.

A significant increase in the attrition rate among IT professionals with specialized skills could decrease our operating efficiency and productivity and could lead to a decline in demand for our services. The competition for highly-skilled IT professionals may require us to increase salaries, and we may be unable to pass on these increased costs to our clients.

In addition, our ability to obtain and maintain future business will depend, in large part, on our ability to attract, train and retain skilled IT professionals, including experienced management IT professionals, which enables us to keep pace with growing demands for outsourcing, evolving industry standards and changing client preferences. If we are unable to attract and retain the highly-skilled IT professionals we need, we may have to forgo future projects for lack of resources or be unable to staff projects optimally. Our failure to attract, train and retain IT professionals with the qualifications necessary to fulfill the needs of our future clients or to assimilate new IT professionals successfully could materially adversely affect our ability to provide high quality services to our clients.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. We currently do not maintain key man life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If any of our senior executives or key personnel joins a competitor or forms a competing company, we may lose clients, suppliers, know-how and key IT professionals and staff members to them. Also, if any of our business development managers, who generally keep a close relationship with our clients, joins a competitor or forms a competing company, we may lose clients, and our revenues may be materially adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. If any dispute arises between our senior executives or key personnel and us, any non-competition, non-solicitation and non-disclosure agreements we have with our senior executives or key personnel might not provide effective protection to us.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

IT and managerial support is a highly competitive industry, and we face competition from numerous companies that offer similar services to our own. If we are not able to compete effectively with our competitors, we may not be able to attract new business or retain any business we do acquire in the future. It is imperative that we make every attempt to remain at the forefront of our industry and offer high quality service to ensure that we remain viable going into the future. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are a small company and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for managerial and IT support services;

• Our ability to retain existing customers or encourage repeat purchases;

• General economic conditions;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors

Our future success is dependent, in part, on the performance and continued service of Huang Pin Lung, our President CEO, CFO and Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Huang Pin Lung, our President, CEO, CFO and Director. We currently do not have an employment agreement with Mr. Huang. The loss of his services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: development of clients, marketing our managerial and IT support services, implementing order processing and customer service capabilities, and management of the business processes. If we are not successful, we will not be able to fully implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to develop our sales and marketing capabilities to support our commercialization efforts. If we fail to develop our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officer and directors have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officer and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our President, CEO, CFO and Director Huang Pin Lung and Member of the Board of Directors Cheung Yat Kit lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officer’s and Directors’ ultimate lack of experience with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our current stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 28,930,000 shares are issued and outstanding as of July 6, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock will not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Our shareholders can only resell securities through reliance on Rule 144 (i), should it be available, or registration under Section 5 of the Securities Act of 1933, Section 4(1).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.

Alternatively to reliance on Rule 144, our shares can only be sold by non-affiliates should they be registered per Section 5 of the Securities Act of 1933, Section 4(1).

As a result of the above restrictions when reselling our shares, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

Risks Relating to the Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Gushen, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Huang Pin Lung will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Huang is going to be selling shares on behalf of the Company in this offering. Mr. Huang is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Huang’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our CEO and CFO, Huang Pin Lung does not have any prior experience conducting a best effort offering, and our best-efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Huang Pin Lung does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer and Chief Financial Officer Huang Pin Lung, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $25,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be up to $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements from March 9, 2015 (Date of Inception) to the year ended April 30, 2015.

Financial condition – Consolidated base

From Inception to April 30, 2015

ASSETS
CURRENT ASSETS
Cash	$59,649
Total Current Assets	59,649

TOTAL ASSETS	$59,649

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Loan from Related Parties	$16,000
Total Current Liabilities	16,000

TOTAL LIABILITIES	16,000

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-
Common stock – Par value $0.0001;
Authorized: 600,000,000
Issued and Outstanding: 28,930,000	2,893
Additional paid-in capital	42,957
Accumulated deficit	(2,201)

TOTAL STOCKHOLDERS’ EQUITY	43,649

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,649

Statement of operations

From Inception to April 30, 2015

REVENUE	$-

COST OF SERVICES	-

GROSS PROFIT (LOSS)	-

GENERAL AND ADMINISTRATIVE EXPENSES	2,201

NET INCOME (LOSS)	(2,201

ACCUMULATED DEFICIT, BEGINNING BALANCE	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(2,201

Net loss per share, basic and diluted:	$(0.00)

Weighted average number of common shares outstanding, basic and diluted:	28,930,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $59,649 as of April 30, 2015. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to implement our plan of operations for the next twelve-month period, we require further funding. Being a start-up company, we have very limited operating history. After a twelve-month period we may need additional financing.

Currently, as of the date of this prospectus we are developing our marketing plan and concurrently researching market trends to best move forward with our operations. We are uncertain as to to the timeline of when our marketing plan will be completed, however, we believe that it is necessary to first have a detailed marketing plan to effectively acquire customers. At this time, and for the following months to come, we are compiling notes regarding the technology we will need to purchase in order to provide our services to our clients. In-house equipment will certainly be necessary, this includes, but is not limited to, computers and other related office equipment.

We tentatively believe that the aforementioned steps can all be achieved within six months, and following these steps we will be able to begin marketing to potential customers. We will then begin the process of hiring qualified staff and plan to use funds from this offering to initially pay employees. We believe that towards the end of the next twelve month period we will have acquired customers and our employees will be able to fulfill their needs. Our profitability, however, can not be certain as the previous statements are only speculative in nature based on our current operating intentions. The timeline may change or take longer than expected.

Results of operations for the year ended April 30, 2015

Revenues

Being a developmental stage Company we have not realized any revenue to date as we have not yet acquired any customers or clients.

General and Administrative Expenses

As of April 30, 2015 we have had general and administrative expenses in the amount of $2,201 all of which relate to the formation of our Company and initializing operations.

Net Loss

We recorded a net loss of $2,201 as a result of our aforementioned general and administrative expenses.

Liquidity and Capital Resources

Cash Used In Operating Activities

For the year ended April 30, 2015 we had $2,201 in cash flows (used in) operating activities.

Cash from Investing Activities

None

Cash from Financing Activities

On March 9, 2015, April 17, 2015 and April 28, 2015, the Company sold shares of restricted common stock at par value .0001 to foreign shareholders that reside in Taiwan and China. The total shares sold from the three previous dates is 28,500,000. The total proceeds from these aforementioned sales of stock amounts to a total of $2,850. The proceeds from the sales went directly to the Company.

On April 30, 2015 the Company sold shares to 37 foreign shareholders who reside in Taiwan and China. A total of 430,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $43,000 and went directly to the Company.

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

As of our fiscal year end April 30, 2015 we realized proceeds from related parties loans in the amount of $16,000.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Gushen, Inc. intends to provide a wide array of services to assist small to mid-range companies to begin, or improve upon their existing, operations and as such does not fall into one industry alone. To fully encompass everything we provide it is important to look at the following two industries: the IT support industry and the administrative and support services industry.

IT support is an industry that becomes more important and relevant with every passing year. As more companies join the global marketplace and compete in a constantly changing workplace it is imperative that they stay up to date on the technological standards of the day. Computers have exploded throughout the world over the past 30 years – from 2,000 units shipped in 1960 to 900,000 in 1980 to 7 million in 1990 to over 15 million per year by 2003. Of course, with this rapid growth, there grew a corresponding increasing need for computer services.  According to a study conducted by Gartner, Inc. worldwide IT spending was projected to total $3.8 trillion in 2014, a 3.1 percent increase from 2013 spending of $3.7 trillion. In 2013, the market experienced flat growth, growing 0.4 percent year over year. Average downtime caused by computer issues cost companies 3.6 percent of annual revenue, which shows that the market to fix computer issues is large and valuable.

Information Technology (IT) services are sometimes thought of as an all-encompassing range of services, including computer programming, custom software design, hardware and software consulting, integrated systems design, training in software and hardware, systems management, and modifications of custom software. As with the other areas in the industry, companies finding that they need one or all of these complex tasks often choose to hire an outside IT company rather than try to specialize and take care of the systems in house.

IT service providers compete not only with one another, but with manufacturers and retailers as well. Although IT service providers prefer to serve a company's entire array of needs, companies will frequently sign multiple providers for different services. Increasingly popular for service providers is the “turn-key” system where an IT company negotiates to provide all the computer and software set up for a company along with training, maintenance and continuing repair. Increasing wage costs have led to worries about profit margins in the industry getting tighter. Another ongoing issue in IT is the major push towards outsourcing, especially to India. However, about as of 2005, about 60 percent remained inside the United States.

The second industry of note is classified as administrative and support services. According to the North American Industry Classification System this industry is defined as follows: “Industries in the Administrative and Support Services subsector group establishments engaged in activities that support the day-to-day operations of other organizations. The processes employed in this sector (e.g., general management, personnel administration, clerical activities, cleaning activities) are often integral parts of the activities of establishments found in all sectors of the economy. The establishments classified in this subsector have specialization in one or more of these activities and can, therefore, provide services to clients in a variety of industries and, in some cases, to households. The individual industries of this subsector are defined on the basis of the particular process that they are engaged in and the particular services they provide.”

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Gushen, Inc., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on March 9, 2015. Gushen is a developmental stage company that intends to provide managerial and IT support to start-ups as well as SME (small and medium enterprises) to assist them in their early stages of operations as they expand and grow their own company.

On March 9, 2015 Cheung Yat Kit was appointed as a member of our Board of Directors. Also on March 9, 2015 Mr. Cheung purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company.

On April 17, 2015 Huang Pin Lung was appointed as a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer. Also on April 17, 2015 Mr. Huang purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $900.00 in proceeds went directly to the Company.

On April 27, 2015 we “Gushen, Inc.” purchased 100% of the common stock of what is now our wholly owned subsidiary, Gushen Holding, Limited. The consideration that we paid was in the amount of $1.00. Gushen Holding, Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On April 28, 2015 Cheung Yat Kit purchased an additional 1,400,000 shares of restricted common stock each with a par value of $.0001 per share, from the Company. The $140.00 in proceeds went directly to the Company.

On April 28, 2015 Hsu Shih Chien, and Cheung Ying Kit each purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $1,800 in proceeds went directly to the Company.

On April 30, 2015 the Company sold shares to 37 foreign shareholders, of which reside in Taiwan and China. A total of 430,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $43,000.

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 430,000 sold on April 30, 2015 at $0.10 per share compared to the 28,500,000 shares we sold at $0.0001 on March 9, 2015, April 17, 2015 and April 28, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point.

Business Overview

Gushen, Inc. is a developmental stage company that intends to provide managerial assistance to start-ups as well as SME (small and medium enterprises) to assist them in the early stages of their operations. Ideally, Gushen will attempt to assist companies that are just getting off the ground and that are at an early stage of operations, but will not rule out business that are a little further along. The primary purpose behind focusing on companies at this early stage of development will be for Gushen, Inc. to establish and nurture long-term lasting relationships with our clients as they grow and develop. Gushen will initially target companies located in Hong Kong, but as operations progress we have tentative plans in place to expand into Taiwan, across Asia and into the United States.

One of the largest hurdles for a new company to overcome on their path to profitability is inexperienced management. Many business owners have excellent ideas and a certain area of expertise, but that does not mean that they have the business experience to properly operate and head towards long term success without assistance. Gushen intends to provide that assistance in terms of the human capital necessary to cultivate the business and operations of clients so that they may reach a higher level of success and profitability.

Gushen, Inc. intends to provide business and technology services and solutions to capital and commodity market participants, intermediaries and regulators. Our offerings will help our clients to grow and enhance their organizations, create robust and transparent infrastructures, manage operating costs, and foster innovation.

In order to achieve these goals Gushen intends to hire select candidates from a pool of highly qualified individuals with the experience and competency needed to succeed in a constantly changing business environment. In particular the company will focus upon individuals who are bilingual in order to allow us to conduct operations both domestically and internationally. We believe that focusing upon a single nation is a mistake as business continue their push towards globalization. Gushen, Inc. intends to retain relevance by offering services to businesses of as many foreign countries as possible. In the interest of attracting and maintaining this diverse personnel Gushen intends to use job seeker websites and various other internet job search engines to fill the vacant positions within the company.

Gushen, Inc. intends to assist any future clients through various methods beyond just capital support, although that may be included. The Company believes that through offering exemplary service and professional assistance that we will be able to reduce the costs incurred by our clients and accelerate their progress towards bringing their business to the public marketplace. This will be done primarily through managerial assistance, marketing resources, and technological collaboration. In addition, Gushen intends to teach clients how to explore cost effective manners of achieving their goals and thereby increase profitability and save capital that could best be used to suit their other business purposes.

“A lower-level, in-house IT salary ranges from $50,000 to $80,000 with salaries considerably higher for specialized techs," said Jason Kelly, director of customer success at security firm KnowBe4 . "The break point for a company to hire an in-house IT person usually kicks in between 25 and 50 staff.”

We believe one of our most important services will be our small business IT support program. While it would be ideal to have IT professionals in-house to help with day-to-day computer support issues, it would also be prohibitively costly for many smaller companies. Gushen, Inc. offers an affordable alternative to hiring full-time IT professionals. Whether you need an IT support tech to diagnose a problem, or want expert IT management to develop a technology path forward for the company, Gushen intends to hire highly skilled information technology professionals who can serve as your business' IT team without the prohibitive costs associated with a full-time employee. We plan to provide top-tier, certified small business tech support without the high costs and hassle of managing things in-house. Our IT consulting services may include, but will not be limited to, information systems planning and design, computer hardware and software evaluation, selection and implementation of various technologies, and internet and web site strategy.

Many smaller companies face the largely unanticipated hurdle of dealing with minor business dilemmas not associated with their core business operations. This can include providing services like receipt of letters and envelops, mailing, scheduling, accounting and payroll, preparation of minutes or resolutions, etc. Of course it is not limited to these examples, but overall the minor everyday details that can go into operating a small business are often completely unanticipated and business owners are not prepared to deal with them. Gushen, Inc. intends to provide the support for these clients and assist them in these everyday processes, or if desirable may even opt to handle these minor details for our clients.

In some cases all that’s stopping a company from achieving the next level of profitability is the simple fact that they are struggling to raise the funds needed to progress their business. We know it can be intimidating to use a crowd funding source where shares of a company are sold to investors, but here at Gushen we aim to educate our clients and help them see why this may be the ideal solution to address all of their capital requirements. Our director’s know how to get a business on a crowd funding intermediary, how to ensure that management retains control of the company no matter how much common stock is sold, and how to maximize the profits of any equity offering. Our staff will be able to simplify the process significantly, and help any company make a strong attempt at meeting their capital requirements. At present, however, we do not have a formalized process through which we will take our clients on a crowdfunding platform and our assistance will be limited to an advisory capacity.

Our primary area of assistance will almost invariably be providing managerial assistance to our clients. There will likely be other areas of assistance included in every agreement but this is the one area around which all of our other services will revolve. Managerial assistance in these instances means, among other things, that through our directors, officers and employees we will provide significant guidance and counsel regarding the management, operations, business objectives, and policies of our client companies. That can include the preparation and implementation of business and marketing plans if desired. We will also place a heavy emphasis upon the operations process and workflow analysis. Oftentimes with a bit of direction from an experienced source a new company will skip the awkward learning stage commonly associated with an owner new to the business environment figuring out how to conduct operations. With Gushen, Inc. such worries will be alleviated by our planned skillful and professional team of individuals who can provide assistance to companies in virtually every field of business.

Sometimes just educating a managerial staff is not adequate to meet the high level of requirements many businesses in particularly competitive environments demand. In these cases, and upon request by other smaller business entities, we will assist with the education and training of various members of our clients’ staff so that they may achieve the level of competence required to perform their tasks optimally. This will most likely be accomplished through connecting the employee with a third party educational institution, assisting with the selection of coursework and tailoring the program to the needs of the individual and company as a whole.

For our more mid-sized clients we anticipate it will be necessary to shift our focus from broad managerial training to more specialized services. To this end we will have a unique offering in place to advise, and improve upon, the company’s existing human resources department. Unfortunately so many companies fail because of lawsuits, human rights violations, harassment of various nature, and any number of offenses that could be prevented by a well informed and prepared human resources department. Through providing the tools necessary for human resources to educate their employees, and the knowledge base our future staff will provide to help human resource departments handle emerging problems in the most effective and expedient manner for their parent company we hope to minimize work related incidents and help our clients focus upon what should be most important: their business.

In order to be successful and acquire clients Gushen, Inc. intends to use various online marketing platforms to spread awareness of our services and find interested customers. In addition we may use more traditional methods by placing advertisements in print and paper magazines and newspapers. Once a sizeable client base has been acquired it is important that every single one feel that they are a priority to our company and to that end we intend to increase our staff as our workload increases in order to ensure that every customer is receiving exemplary service and sufficient attention for their varying needs.

Gushen, Inc. is essentially going to be a one stop shop for all the needs of a growing or emerging business. We intend to assist by providing managerial training, IT support, education and training of staff, and so much more. In the ever evolving global marketplace it’s important to take any advantage you can to get your company’s name out there. While many competitors are struggling to find their footing and develop their path to success, here at Gushen, Inc. we’ve done all the heavy lifting already and can give any existing business a leg up above the competition with the assistance of our skilled, highly educated, and professional staff of business experts.

Employees

As of April 30, 2015 we have two part time employees, one of which is our President, CEO, CFO and Director while the other is our second Director.

Currently, our Officers and Directors each have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/ or director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

The industry in which Gushen, Inc. competes is highly competitive. Many Companies offer similar services to assist with management and IT support. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out operations and marketing efforts. We hope to maintain our competitive advantage by utilizing the experience, knowledge, and expertise of our current staff as well as offering exemplary our customer service.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.80. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,600,000 as anticipated.

If 2,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of equipment (computers, officer equipment)	$200,000
Travel expenses to provide managerial support to future customers/clients	$100,000
Marketing efforts to acquire new customers	$500,000
Recruiting personnel and hiring staff	$500,000
Hire independent consultants	$200,000
Training new staff	$100,000
TOTAL	$1,600,000

If 1,500,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of equipment (computers, officer equipment)	$150,000
Travel expenses to provide managerial support to future customers/clients	$75,000
Marketing efforts to acquire new customers	$375,000
Recruiting personnel and hiring staff	$375,000
Hire independent consultants	$150,000
Training new staff	$75,000
TOTAL	$1,200,000

If 1,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of equipment (computers, officer equipment)	$100,000
Travel expenses to provide managerial support to future customers/clients	$50,000
Marketing efforts to acquire new customers	$250,000
Recruiting personnel and hiring staff	$250,000
Hire independent consultants	$100.000
Training new staff	$50,000
TOTAL	$800,000

If 500,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase of equipment (computers, officer equipment)	$50,000
Travel expenses to provide managerial support to future customers/clients	$25,000
Marketing efforts to acquire new customers	$125,000
Recruiting personnel and hiring staff	$125,000
Hire independent consultants	$50,000
Training new staff	$25,000
TOTAL	$400,000

The above figures represent only estimated costs for the next 12 months. If necessary, the Company has agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB when/if our common stocks become eligible for trading on the OTCQB. The Company will not be repaid from the proceeds of this offering.

*The current use of proceeds tables provide us with the capital we believe it will take for us to reach a level of development that we can begin acquiring clients and actually provide a service to these clients that is satisfactory at minimum. Each table represents a different level of funds that would result in increased or decreased customers and services provided as a result. However, we cannot say with any certainty exactly how substantially, or to what effect, the following values will materially alter the results of our future business operations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.80 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share		$0.0001
Net tangible book value per share before offering		$0.002
Potential gain to existing shareholders		$800,000
Net tangible book value per share after offering		$0.026
Increase to present stockholders in net tangible book value per share
after offering		$0.024
Capital contributions		$0
Number of shares outstanding before the offering		28,930,000
Number of shares after offering assuming the sale of 50% of shares (includes offering by Company and Selling Shareholders)		29,930,000
Percentage of ownership after offering		95.22%
Existing Stockholders if 100% of the Shares are Sold:
Price per share		$0.0001
Net tangible book value per share before offering		$0.002
Potential gain to existing shareholders		$1,600,000
Net tangible book value per share after offering		$0.051
Increase to present stockholders in net tangible book value per share
after offering		$0.049
Capital contributions		$0
Number of shares outstanding before the offering		28,930,000
Number of shares after offering assuming the sale of 100% of shares (includes offering by Company and Selling Shareholders)		30,930,000
Percentage of ownership after offering		86.64%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share		$0.80
Dilution per share	$
Capital contributions		$800,000
Percentage of capital contributions by existing shareholders		0.00%
Percentage of capital contributions by new investors		100.00%
Number of shares after offering held by public investors		3,130,000
Percentage of ownership after offering		10.45%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share		$0.80
Dilution per share	$
Capital contributions		$1,600,000
Percentage of capital contributions by existing shareholders		0.00%
Percentage of capital contributions by new investors		100.00%
Number of shares after offering held by public investors		4,130,000
Percentage of ownership after offering		13.35%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,130,000 shares of our common stock held by 41 (forty one) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 6, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Huang Pin Lung	9,000,000	500,000	8,500,000	27.48%
Cheung Yat Kit	1,500,000	200,000	1,300,000	4.20%
Cheung Ying Kit	9,000,000	500,000	8,500,000	27.48%
Hsu Shih Chien	9,000,000	500,000	8,500,000	27.48%
Wang Ke-Chung	10,000	10,000	0	0%
Wang Mei-Ching	10,000	10,000	0	0%
Pai Ching-Yu	10,000	10,000	0	0%
Yu Chien-Ming	10,000	10,000	0	0%
Sung Tzu-Hung	10,000	10,000	0	0%
Sung Chen-Hung	10,000	10,000	0	0%
Sung Chen-Tao	10,000	10,000	0	0%
Lee Shih-Hui	10,000	10,000	0	0%
Lee Chia-Chen	10,000	10,000	0	0%
Lee Chin-Chu	10,000	10,000	0	0%
Lee Su-Ching	10,000	10,000	0	0%
Lee Chung-Ming	10,000	10,000	0	0%
Lin Ming-Hung	10,000	10,000	0	0%
Lin Chih-Ting	10,000	10,000	0	0%
Lin Ting-Sheng	50,000	50,000	0	0%
Lin Su-Hui	10,000	10,000	0	0%
Shih Huang-Jen	10,000	10,000	0	0%
Chang Pei-Ling	10,000	10,000	0	0%
Chang Wan-Yu	10,000	10,000	0	0%
Chang Li	10,000	10,000	0	0%
Hsu Ming-Chueh	10,000	10,000	0	0%
Hsu Chun-Yu	10,000	10,000	0	0%
Chen Nai-Tzu	10,000	10,000	0	0%
Huang Hsien-Chih	10,000	10,000	0	0%
Yang Chun-Wei	10,000	10,000	0	0%
Yeh Song-Hua	10,000	10,000	0	0%
Yeh Tzu-Miao	10,000	10,000	0	0%
Yeh Tsih-Man	10,000	10,000	0	0%
Yeh Huei-Fen	10,000	10,000	0	0%
Liao Mei-Lin	10,000	10,000	0	0%
Liao Tsui-Ying	10,000	10,000	0	0%
Cheng Szu-Yen	10,000	10,000	0	0%
Hsiao Ching-Hsien	30,000	30,000	0	0%
Hsien An-Li	10,000	10,000	0	0%
Yen Sheng-Min	10,000	10,000	0	0%
Wei Hui-Tung	10,000	10,000	0	0%
Su Chung-Yuan	10,000	10,000	0	0%
Total	28,930,000	2,130,000	26,800,000	86.64%

*Cheung Yat Kit is a member of our Board of Directors.

*Huang Pin Lung is a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer.

*Mr Cheung Yat Kit is the brother of Mr. Cheung Ying Kit.

*Each selling shareholder is a friend or acquaintance of both of our Directors. No family relationships exists besides the above relationship disclosed between Cheung Yat Kit and Cheung Ying Kit.

*The only remaining material relationships that exists in the above is that of Mr. Hsu Shih Chien and Mr. Cheung Ying Kit as they engage in business activities from time to time with Mr. Huang.

PLAN OF DISTRIBUTION

The Company has 28,930,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 2,000,000 shares of its common stock for sale at the price of $0.80 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Huang Pin Lung will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Huang Pin Lung is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Huang Pin Lung will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Huang is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Huang will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Huang Pin Lung will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 2,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.80 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.80 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.80 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $25,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Gushen, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 28,930,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Voting Rights

Each share of stock shall entitle the holder thereof to one vote. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Common Stock

As of the date of this report we have 28,930,000 shares of common stock issued and outstanding.

Preferred Stock

None issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent but in the near future we intend to enlist the services of one.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Adam Tracy Esq. of 800 W. 5TH Avenue Suite 201A Naperville, Illinois 60563.

The financial statements included in this prospectus and the registration statement have been audited by Weld Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s executive offices are located at Room 1203, 12/F, HIP Kwan Commercial Building, 38 Pitt Street, Yau Ma Tei, Kowloon, Hong Kong. The office space is provided rent free to the Company by the Company’s CEO Mr. Huang.

SHELL COMPANY STATUS

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)  No or nominal operations; and

(2)  Either:

(i)    No or nominal assets;

(ii)   Assets consisting solely of cash and cash equivalents; or

(iii)  Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

-The Company’s shell company status results in the following consequences:

-The Company is ineligible to file a registration of securities using Form S-8; and

-Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

None as of the date of this report.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Gushen, Inc. are provided below:

NAME	AGE	POSITION
Huang Pin Lung	39	President, Chief Executive Officer, Chief Financial Officer, Director
Cheung Yat Kit	30	Director

Huang Pin Lung, President, Chief Executive Officer, Chief Financial Officer, Director

Mr. Huang Pin Lung graduated from Taiwan Yung Ta Institute of Technology & Commerce with a major in Electronic Study. After his graduation in 1994, Mr. Huang worked at QiSheng Enterprise Company, a small firm in Taiwan trading in stationary and toy products, for 6 years. Mr. Huang was responsible for offering the company’s products at wholesale to school and colleges. During the period spanning from 2002 to 2013, Mr. Huang served as president at Di Wei International Business Limited, a Taiwan firm focusing on wholesale businesses and internet marketing. These businesses specialized in household products, cosmetics, groceries, etc. During his tenure at Di Wei, Mr. Huang and his teams developed and promoted a new brand marketing concept- MT&GO, which combined the concepts of marketing and capitalization. This concept allows franchisees to access all sales channels of the Franchiser Company, using minimal franchising costs to maximize their return and minimize their risk. Starting from 2013 to present, Mr. Huang has been serving as director of Gushen Investment Management Limited, a Hong Kong based limited liability company which focuses on investment and consultancy services. The firm is cooperating with MIG Bank Asset Manager and overseas brokers on their investment side, while assisting corporations with marketing planning and asset allocation.

Cheung Yat Kit, Director

Mr. Cheung Yat Kit graduated from Hong Kong Institute of Vocation Education with a diploma in Construction. Mr. Cheung started his career in a trading firm. From 2005 to 2008, he worked at Standard International (HK) Limited, which is an international trade company operating in Hong Kong. Mr. Cheung entered as a project coordinator and got promoted to project manager before his exit. Starting in 2009 Mr. Cheung served as project manager at First Asia Land Investment Limited. First Asia Land Investment Limited is a Land Acquisition Agency with deep roots embedded in the construction industry within the New Territories area, one of the regions in Hong Kong. Mr. Cheung was involved in the property related businesses including acquisition, development, management, consulting, and investing. From 2013 to the present, Mr. Cheung has been serving as director and district manager of Gushen Investment Management Limited, a Hong Kong based limited liability company which focuses on investment and consultancy services. Mr. Cheung is responsible for the operation in Hong Kong.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended April 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Cheung Yat Kit, Director of the Company (1)	2015	-	-	-	-	-	-	-	$-

Huang Pin Lung, President,CEO, and Director of the Company (2)	2015	-	-	-	-	-	-	-	$-

(1) On March 9, 2015 Cheung Yat Kit was appointed as a member of our Board of Directors. Also on March 9, 2015 Mr. Cheung purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company.

On April 28, 2015 Cheung Yat Kit purchased an additional 1,400,000 shares of restricted common stock each with a par value of $.0001 per share, from the Company. The $140.00 in proceeds went directly to the Company.

(2) On April 17, 2015 Huang Pin Lung was appointed as a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer. Also on April 17, 2015 Mr. Huang purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $900.00 in proceeds went directly to the Company.

Compensation of Directors

The table below summarizes all compensation of our directors as of April 30, 2015.

DIRECTORS COMPENSATION

Name and principal position (a)	Year ended April 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Cheung Yat Kit, Director of the Company (1)	2015	-	-	-	-	-	-	-	$-

Huang Pin Lung, President,CEO, and Director of the Company (2)	2015	-	-	-	-	-	-	-	$-

(1) On March 9, 2015 Cheung Yat Kit was appointed as a member of our Board of Directors. Also on March 9, 2015 Mr. Cheung purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company.

On April 28, 2015 Cheung Yat Kit purchased an additional 1,400,000 shares of restricted common stock each with a par value of $.0001 per share, from the Company. The $140.00 in proceeds went directly to the Company.

(2) On April 17, 2015 Huang Pin Lung was appointed as a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer. Also on April 17, 2015 Mr. Huang purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $900.00 in proceeds went directly to the Company.

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 6, 2015, the Company has 28,930,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Cheung Yat Kit, Director	1,500,000	5.18%	none	N/A	5.18%
Huang Pin Lung, President, CEO, CFO Director	9,000,000	31.11%	none	N/A	31.11%
5% or Greater Shareholders
Hsu Shih Chien	9,000,000	31.11%	none	N/A	31.11%
Cheung Ying Kit	9,000,000	31.11%	none	N/A	31.11%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr Cheung Yat Kit, our Director, is the brother of Mr Cheung Ying Kit, one of our selling shareholders.

On March 9, 2015 Cheung Yat Kit was appointed as a member of our Board of Directors. Also on March 9, 2015 Mr. Cheung purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company.

On April 17, 2015 Huang Pin Lung was appointed as a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer. Also on April 17, 2015 Mr. Huang purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $900.00 in proceeds went directly to the Company.

On April 27, 2015 we “Gushen, Inc.” purchased 100% of the common stock of what is now our wholly owned subsidiary, Gushen Holding, Limited. The consideration that we paid was in the amount of $1.00. Gushen Holding, Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On April 28, 2015 Cheung Yat Kit purchased an additional 1,400,000 shares of restricted common stock each with a par value of $.0001 per share, from the Company. The $140.00 in proceeds went directly to the Company.

On April 28, 2015 Hsu Shih Chien, and Cheung Ying Kit each purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $1,800 in proceeds went directly to the Company.

On April 30, 2015 the Company sold shares to 37 foreign shareholders, of which reside in Taiwan and China. A total of 430,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $43,000.

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

* The disparity in the price of the 430,000 sold on April 30, 2015 at $0.10 per share compared to the 28,500,000 shares we sold at $0.0001 on March 9, 2015, April 17, 2015 and April 28, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our date of inception to recent fiscal year end April 30, 2015.

For the Year Ended April 30, 2015
Audit fees	$$2,000

Audit related fees	-
Tax fees	-
All other fees	-
Total	$$2,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

GUSHEN, INC.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet as of April 30, 2015	F-3
Consolidated Statement of Operations for the period March 9, 2015 (date of inception) through April 30, 2015	F-4
Consolidated Statement of Stockholders’ Equity for the period March 9, 2015 (date of inception) through April 30, 2015	F-5
Consolidated Statement of Cash Flows for the period March 9, 2015 (date of inception) through April 30, 2015	F-6
Notes to the Financial Statements	F-7 - F-10

 - F1 -

WELD ASIA ASSOCIATES (AF2026)

(Registered with US PCAOB and Malaysia MIA)

13-8, The Boulevard Office, Mid Valley City,

Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

T : (603) 2284 5126 ; (603) 2284 6126

F : (603) 2284 7126

E : info@weldaudit.com

W : www.weldaudit.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

GUSHEN, INC.

(A Development Stage Entity)

We have audited the accompanying consolidated balance sheet of GUSHEN, INC. (A Development Stage Entity) as of April 30, 2015 and the related consolidated statement of operations and comprehensive loss, consolidated statement of stockholders’ equity and consolidated statement of cash flows for the period from March 9, 2015 (Date of Inception) through April 30, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gushen, Inc. as of April 30, 2015, and the result of its operations and its consolidated cash flows for the period from March 9, 2015 (Date of Inception) through April 30, 2015 in conformity with U.S. generally accepted accounting principles.

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Date: May 18, 2015 Kuala Lumpur, Malaysia

- F2 -

GUSHEN, INC.

CONSOLIDATED BALANCE SHEET

As Of April 30, 2015

From Inception to April 30, 2015

ASSETS
CURRENT ASSETS
Cash	$59,649
Total Current Assets	59,649

TOTAL ASSETS	$59,649

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Loan from Related Parties	$16,000
Total Current Liabilities	16,000

TOTAL LIABILITIES	16,000

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001;
Authorized: 200,000,000
None issued and outstanding	-
Common stock – Par value $0.0001;
Authorized: 600,000,000
Issued and Outstanding: 28,930,000	2,893
Additional paid-in capital	42,957
Accumulated deficit	(2,201

TOTAL STOCKHOLDERS’ EQUITY	43,649

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,649

The accompanying notes are an integral part of these consolidated financial statements.

- F3 -

GUSHEN, INC.

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

From March 9, 2015 (Date of Inception) through April 30, 2015

From Inception to April 30, 2015

REVENUE	$-

COST OF SERVICES	-

GROSS PROFIT (LOSS)	-

GENERAL AND ADMINISTRATIVE EXPENSES	2,201

NET INCOME (LOSS)	(2,201)

ACCUMULATED DEFICIT, BEGINNING BALANCE	-

ACCUMULATED DEFICIT, ENDING BALANCE	$(2,201)

Net loss per share, basic and diluted:	$(0.00)

Weighted average number of common shares outstanding, basic and diluted:	28,930,000

The accompanying notes are an integral part of these consolidated financial statements.

- F4 -

GUSHEN, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

From March 9, 2015 (Date of Inception) through April 30, 2015

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of Shares	Amount
Balance –March 9, 2015 (date of inception)	-	$-	$-	$-	$-
Shares issued for founders’ shares	28,500,000	2,850	-	-	2,850
Shares issued in private placement completed on April 30, 2015	430,000	43	42,957	-	43,000
Net income/ (loss)	-	-	-	(2,201)	(2,201)
Balance – April 30, 2015	28,930,000	$2,893	$42,957	$(2,201)	$43,649

The accompanying notes are an integral part of these consolidated financial statements.

- F5 -

GUSHEN, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

 From March 9, 2015 (Date of Inception) through April 30, 2015

From Inception to
April 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,201)
Net cash flows (used in) operating activities	(2,201)

CASH FLOWS FROM INVESTING ACTIVITIES:
None	-
Net cash flows provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related parties loan	16,000
Proceeds from sale of common stock	45,850
Net cash flows provided by financing activities	61,850

Net increase in cash and cash equivalents	59,649
Cash and cash equivalents, beginning of period	-
CASH AND CASH EQUIVALENTS, END OF PERIOD	$59,649
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these consolidated financial statements.

- F6 -

GUSHEN, INC.

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2015

1.	Organziation and Description of Business:

Gushen, Inc. (“Gushen”) was incorporated on March 9, 2015 in the state of Nevada. Gushen, Inc. is a developmental stage company that intends to provide managerial assistance to start-ups as well as SME (small and medium enterprises) to assist them in the early stages of their operations. Ideally, Gushen will attempt to assist companies that are just getting off the ground and that are at an early stage of operations, but will not rule out business that are a little further along. The primary purpose behind focusing on companies at this early stage of development will be for Gushen, Inc. to establish and nurture long-term lasting relationships with our clients as they grow and develop.

The Company has adopted its fiscal year end to be April 30.

On April 27, 2015 we “Gushen, Inc.” purchased 100% of the common stock of what is now our wholly owned subsidiary, Gushen Holding, Limited. The consideration that we paid was in the amount of $1.00. Gushen Holding, Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

2.	Summary of significant accounting policies:

Basis of Accounting:

The Company's financial statements are prepared in accordance with U.S. generally accepted accounting principles.

Risks and Uncertainties:

The Company is still considered to be in the development stage and have no operating history. The Company should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of their development.

Use of Estimates and Assumptions:

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Liquidity and Capital Resources:

The Company’s shareholders fund any shortfalls in the Company’s cash-flow on a day to day basis during the time period that the Company is in the development stage. In addition to the stockholder funding capital short-falls, the Company anticipates interested investors that intend to fund the Company's growth.

Principles of Consolidation:

The consolidated financial statements include the accounts of Gushen, Inc., and its subsidiary, Gushen Holding Limited. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

- F7 -

Income Taxes:

The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At this time, the Company has set up an allowance for deferred taxes as there is no company history to indicate the usage of deferred tax assets and liabilities.

Fair Value of Financial Instruments:

The Company's financial instruments may include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Concentrations of Credit Risk:

Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company's policy is to place its operating demand deposit accounts with high credit quality financial institutions. At this time the Company has no deposits that are at risk.

Loss per Common Share:

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Recent Accounting Pronouncements:

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

- F8 -

Related Party Transactions:

As of April 30, 2015, the loans from related parties of $16,000 are advances due to our director, Cheung Yat Kit of the Company. The loan advances are for the purpose of business developments and an oral agreement has been entered into. The loan advances are non-interest bearing, unsecured and repayable upon demand.

On March 9, 2015 Cheung Yat Kit was appointed as a member of our Board of Directors. Also on March 9, 2015 Mr. Cheung purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company.

On April 17, 2015 Huang Pin Lung was appointed as a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer. Also on April 17, 2015 Mr. Huang purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $900.00 in proceeds went directly to the Company.

On April 28, 2015 Cheung Yat Kit purchased an additional 1,400,000 shares of restricted common stock each with a par value of $.0001 per share, from the Company. The $140.00 in proceeds went directly to the Company.

On April 28, 2015 Hsu Shih Chien, and Cheung Ying Kit each purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $1,800 in proceeds went directly to the Company.

On April 30, 2015 the Company sold shares to 37 foreign shareholders, of which reside in Taiwan and China. A total of 430,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $43,000.

Accounts Receivable and Customer Deposits:

Accounts receivable and Customer deposits do not exist at this time and therefore have no allowances accounted for or disclosures made.

1.	Use of Estimates:

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Management has no reason to make estimates at this time.

2.	Revenue and Cost Recognition:

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles for financial statement reporting.

3.	Accrued Expenses:

Accrued expenses consist of accrued legal, accounting and office costs during this stage of the business.

4.	Operating Lease Agreements:

The Company has no agreements at this time.

5.	Stockholder's Equity:

Preferred stock includes 200,000,000 shares authorized at a par value of $0.0001, of which none are issued or outstanding.

Common Stock includes 600,000,000 shares authorized at a par value of $0.0001, of which 28,930,000 have been issued for the amount of $45,850 in April 2015.

6.	Required Cash Flow Disclosure for Interest and Taxes Paid:

The company has paid no amounts for federal income taxes and interest.

- F9 -

1.	Earnings Per Share:

Basic earnings per share ("EPS") is computed by dividing earnings available to common shareholders by the weighted-average number of common shares outstanding for the period as required by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Shares". Diluted EPS reflects the potential dilution of securities that could share in the earnings.

2.	Income Taxes:

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used. These net operating losses expire as the following: $2,201 at 2035.

The Company has available net operating loss carry-forwards for financial statement and federal income tax purposes. These loss carry-forwards expire if not used within 20 years from the year generated. The Company's management has decided a valuation allowance is necessary to reduce any tax benefits because the available benefits are more likely than not to expire before they can be used.

The Company's management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used. The tax based net operating losses create tax benefits in the amount of $858 from inception through April 30, 2015.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of April 30, 2015 are as follows: (assuming a 34% effective tax rate)

Deferred tax assets:
Federal net operating loss	$2,201
State net operating loss	-

Total Deferred Tax Asset	858
Less valuation allowance	(858)

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	34.0%
State tax, net of federal benefit	5.0%
Increase in valuation allowance	(39.0%)

Effective income tax rate	0.0%

- F10 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$383.92
Auditor Fees and Expenses	$7,000.00
Legal Fees and Expenses	$7,400.00
EDGAR fees	$5,500.00
Future Transfer Agent Fees	$5,000.00
TOTAL	$25,383.92

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position Of Indemnification For Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 9, 2015 Cheung Yat Kit was appointed as a member of our Board of Directors. Also on March 9, 2015 Mr. Cheung purchased 100,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $10.00 in proceeds went directly to the Company.

On April 17, 2015 Huang Pin Lung was appointed as a member of our Board of Directors, Chief Executive Officer, and also Chief Financial Officer. Also on April 17, 2015 Mr. Huang purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $900.00 in proceeds went directly to the Company.

On April 27, 2015 we “Gushen, Inc.” purchased 100% of the common stock of what is now our wholly owned subsidiary, Gushen Holding, Limited. The consideration that we paid was in the amount of $1.00. Gushen Holding, Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

On April 28, 2015 Cheung Yat Kit purchased an additional 1,400,000 shares of restricted common stock each with a par value of $.0001 per share, from the Company. The $140.00 in proceeds went directly to the Company.

On April 28, 2015 Hsu Shih Chien, and Cheung Ying Kit each purchased 9,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $1,800 in proceeds went directly to the Company.

On April 30, 2015 the Company sold shares to 37 foreign shareholders, of which reside in Taiwan and China. A total of 430,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $43,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

*The disparity in the price of the 430,000 sold on April 30, 2015 at $0.10 per share compared to the 28,500,000 shares we sold at $0.0001 on March 9, 2015, April 17, 2015 and April 28, 2015 is due to the fact that the Company offered shares to individuals who assisted in the development of our business plan at a lower price point.

ITEM 16. EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Weld Asia Associates” (1)
99.1	Subscription Agreement

(1)	Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kowloon, Hong Kong on July 6, 2015.

Gushen, Inc.

By: /s/ Huang Pin Lung
Name: Huang Pin Lung
Title: President, Chief Executive Officer, and Director Date: July 6, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Huang Pin Lung  Signature: /s/ Huang Pin Lung  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: July 6, 2015

Name: Huang Pin Lung  Signature: /s/ Huang Pin Lung  Title: Chief Financial Officer (Principal Financial Officer)  Date: July 6, 2015

Name: Huang Pin Lung  Signature: /s/ Huang Pin Lung  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: July 6, 2015

Name: Cheung Yat Kit  Signature: /s/ Cheung Yat Kit  Title: Director  Date: July 6, 2015